SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 19, 1997




                     FRONTIERVISION OPERATING PARTNERS, L.P.
                       FRONTIERVISION CAPITAL CORPORATION
           (Exact names of Registrants as specified in their charters)



      Delaware                          333-9535                  84-1316775
      Delaware                         333-9535-01                84-1353734
(States or other jurisdiction     (Commission File Nos.)        (IRS Employer
of incorporation or organization)                        Identification Numbers)





     1777 South Harrison Street,
    Suite P-200, Denver, Colorado                              80210
(Address of principal executive offices)                     (Zip Code)



                                 (303) 757-1588
              (Registrants' telephone number, including area code)

ITEM 5.   OTHER EVENTS.

On September 19, 1997, the following press release was issued pursuant to Rule 135c of the Securities Act of 1933, as amended:


                              FOR IMMEDIATE RELEASE


                          FRONTIERVISION HOLDINGS, L.P.
                    ANNOUNCES CONSUMATION OF PRIVATE OFFERING

   Proceeds From Senior Discount Notes Offering To Repay Bank Indebtedness of
    FrontierVision Operating Partners, L.P. and Finance Pending Acquisitions.


DENVER, CO (BUSINESSWIRE) - September 19, 1997 - FrontierVision Holdings, L.P. ("Holdings") and FrontierVision Holdings Capital Corporation ("Capital"), collectively the "Issuers", today announced that they consummated the issuance of $237,650,000 aggregate principal amount at maturity of 11 7/8% Senior Discount Notes due 2007 (the "Notes") pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Notes were issued at a price of $631.18 per $1,000 aggregate principal amount at maturity and will generate net proceeds to the Issuers of approximately $144.0 million.

Holdings is a newly organized holding company and is the new general partner of FrontierVision Operating Partners, L.P. ("FVOP"). Holdings acquired, directly or indirectly, all of the outstanding partnership interests in FVOP immediately prior to the issuance of the Notes and, therefore, FVOP and FrontierVision Capital Corporation have become wholly-owned, consolidated subsidiaries of Holdings.

The Notes will rank pari passu (on the same level) in right of payment to all existing and future unsecured indebtedness of the Issuers, other than indebtedness that by its terms is expressly subordinated in right and priority of payment to the Notes. Since Holdings is a holding company and conducts its business through subsidiaries, the Notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of Holdings' subsidiaries, as well as effectively subordinated to secured debt of Holdings.

The net proceeds will be contributed by Holdings to FVOP as a capital contribution. FVOP will use this capital contribution to repay existing bank indebtedness outstanding and will place the remaining net proceeds in escrow to finance pending acquisitions.

The offering of the Notes has not been registered under the Securities Act and the Notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration. The Company has agreed to register the Notes under the Securities Act in certain circumstances. Since the Notes have been sold, this news release is made as a matter of record only.

FVOP, one of the 25 largest multiple cable system operators in the United States, serves more than 400,000 subscribers in twelve states.


INVESTOR CONTACT:        James W. McHose, Vice President and Treasurer
                                          (303) 757-1588
                         Email:  InvestorRel@FVP.com

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                             FRONTIERVISION OPERATING PARTNERS, L.P.

                    By:      FrontierVision Partners, L.P., its general partner,
                    By:      FVP GP, L.P., its general partner
                             By:      FrontierVision Inc., its general partner
                             By:      /s/  JAMES W. MCHOSE
                                      --------------------
                                      James W. McHose
                                      Vice President and Treasurer



Date:  September 22, 1997    By:      /s/ JAMES W. MCHOSE
                                      -------------------
                                      James W. McHose
                                      Vice President and Treasurer




                             FRONTIERVISION CAPITAL CORP.


Date: September 22, 1997     By:      /s/ JAMES W. MCHOSE
                                      -------------------
                                      James W. McHose
                                      Vice President and Treasurer